Exhibit 10(d)
-------------

                              2001 AMENDMENT TO THE
                             OMNIBUS INCENTIVE PLAN


         This 2001 Amendment to the Omnibus Incentive Plan (the "Plan") is made effective as of June 6, 2001.

         Section 4.1 of the Plan shall be amended to read as follows:

               "4.1 The aggregate number of Shares that may be issued under Options granted pursuant to the Plan shall not exceed 2,088,000 shares."

         All provisions of the Plan not specifically mentioned in this 2001 Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this Amendment.


                                       FPIC INSURANCE GROUP, INC.

                                       By:______________________________________
                                       Its:  President and Chief Executive
                                             Officer